                            SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                    of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          Security Bank Holding Company
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction:
         5) Total fee paid:
[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided  by Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1) Amount Previously Paid:
         2) Form, Schedule or Registration No.:
         3) Filing Party:
         4) Date Filed:

                          SECURITY BANK HOLDING COMPANY




                            NOTICE OF ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT

                                  Meeting Date:
                                  -------------
                                 April 18, 2000
                                   12:30 p.m.

                                    Location:
                                    ---------
                            Pony Village Motor Lodge
                              1503 Virginia Avenue
                              North Bend, OR 97459

                          SECURITY BANK HOLDING COMPANY
                                170 S. Second St.
                             Coos Bay, Oregon 97420

Dear Shareholder:

You are cordially invited to attend Security Bank Holding Company's Annual Meeting of Shareholders. The meeting will be held at the Pony Village Motor Lodge, located at 1503 Virginia Avenue, North Bend, Oregon on Tuesday, April 18, 2000 at 12:30 p.m. Hors d'oeuvres and refreshments will be served before the meeting.

The Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy for the Company follow. Even if you plan to attend the Annual Meeting in person, it is important that you return the enclosed Proxy to ensure that every shareholder's shares are voted at the meeting. Please mark, date, sign, and return your Proxy promptly in the enclosed postage-paid return envelope.

The directors, officers, and employees of Security Bank Holding Company look forward to seeing you at the Annual Meeting.

Sincerely,

/S/ Chuck Brummel

Chuck Brummel
Chairman of the Board and Chief Executive Officer

                          SECURITY BANK HOLDING COMPANY
                                170 S. Second St.
                             Coos Bay, Oregon 97420

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, APRIL 18, 2000



NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Security Bank Holding Company (the "Company") will be held at the Pony Village Motor Lodge located at 1503 Virginia Avenue, North Bend, Oregon, at 12:30 p.m., Pacific Time, April 18, 2000, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

      1. To vote to change the name of the Company from Security Bank Holding Company to INDEPENDENT FINANCIAL NETWORK.

      2. To elect three directors to serve a three year term, or until their successors are duly elected and qualified; and

      3. To transact such other business as may properly come before the meeting.

Holders of record of common stock of the Company at the close of business on February 11, 2000, are entitled to notice of, and to vote at, the Meeting or any adjournment or adjournments thereof.

By order of the Board of Directors.




/S/ Chuck Brummel

Chuck Brummel
Chairman of the Board and Chief Executive Officer


February 25, 2000
Coos Bay, Oregon


YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ATTACHED PROXY USING THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                        OF SECURITY BANK HOLDING COMPANY
                                 APRIL 18, 2000

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Shareholders of Security Bank Holding Company (the "Company"), to be held at the Pony Village Motor Lodge, 1503 Virginia Avenue, North Bend, Oregon, Tuesday, April 18, 2000, at 12:30 Pacific Time (the "Meeting"). Hors d'oeuvres and refreshments will be served before the meeting.

Only the holders of common stock (the "Common Stock") as shown on the Company's records as of February 11, 2000 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting. A quorum for the purpose of transacting business requires the presence, in person or by proxy, of the holders of a majority of the outstanding shares. An abstention from a given matter will not affect the presence of the shares as to determination of a quorum, nor will it affect the election of Directors. At the close of business on the Record Date, there were 4,681,122 shares of Common Stock issued and outstanding, with each share being entitled to one vote. In the election of directors, each share is entitled to one vote for each director position to be filled, and shareholders may not accumulate votes.

Proxies in the form enclosed are being solicited by the Board of Directors. Execution of the proxy will not in any way affect a shareholder's right to attend the Meeting and vote in person, and shareholders giving proxies may revoke them at any time before they are exercised by submitting (i) a written revocation, or (ii) a duly executed proxy bearing a later date, to the Secretary of the Company at 170 S. Second St., Coos Bay, Oregon 97420 prior to commencement of the Meeting, or at the Meeting. Attendance at the Meeting will not, of itself, revoke a previously executed proxy.

If a proxy in the enclosed form is executed and returned, the shares represented will be voted according to your instructions at the Meeting. If no instructions are given, the proxy will be voted FOR the election of the nominees for directors, and in the proxyholder's discretion on any other matters that may properly come before the shareholders at the Meeting.

This Proxy Statement is being mailed to shareholders on or about February
25, 2000. The entire cost of solicitation of proxies will be borne by the Company, including expenses incurred by banks, brokers, and other nominees in forwarding soliciting materials to their principals and obtaining authorization for the execution of proxies. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company, but such persons will not be specifically compensated for this service.

The date of this proxy statement is February 25, 2000.

BUSINESS TO BE CONDUCTED AT THE MEETING
---------------------------------------

Agenda Item 1.    Name Change
                  -----------

"Security Bank of Myrtle Point" was founded in 1919 in Myrtle Point Oregon. The name was changed to "Security Bank of Coos County" when its first branch opened in 1971. The name was changed to "Security Bank" in 1985 when it opened a bank in Curry County. Security Bank Holding Company was created in 1986. The only bank owned by the Holding Company at that time was Security Bank. The Holding Company currently owns six banks and a mortgage company. It is no longer appropriate to call the Company Security Bank Holding Company. It is confusing. Security Bank does not own the Holding Company, the Holding Company owns Security Bank. Since the Holding Company now owns more than one bank, it would not make sense to include the names of all the banks in the name. "Security Lincoln Pacific Family Oregon McKenzie Bank Holding Company" obviously would be too long of a name.

Certainly Security Bank is a long established well-known historical Coos County bank, and will continue to be an outstanding community bank. We are not changing the name of the bank; we are changing the name of the Holding Company. The Holding Company is not a bank. The Holding Company does not have depositors or borrowers, it owns banks.

The Company utilized a consulting firm to assist in seeking a suitable name. After interviews with staff, officers, directors, some shareholders, and the market makers, the name selected by your board of directors was Independent Financial Network, with a tag line of Experts in Community Banking. The Company is excited to have the confusion expressed by employees, customers, shareholders, other banks and the market place in general, finally resolved with a name change. The Company will be asking shareholders to approve the name change at the annual meeting. Please remember that the well-known name of Security Bank will remain the same, but the name of the Holding Company will change. Thanks for your support.

Agenda Item 2.    Election of Directors
                  ---------------------

The Bylaws of the Company provide for a Board of Directors consisting of not more than 15 directors, with the exact number determined from time to time by resolution of the Board of Directors. The Bylaws of the Company provide further that Directors are elected to serve staggered three-year terms of office. The Board has set the number of Directors at seven. Current Directors are serving terms that will expire in 2000, 2001 or 2002. The Nominating Committee of the Board of Directors is nominating Ronald L. LaFranchi, Gary L. Waggonner and Robert L. Fullhart to serve three-year terms. All three nominees are currently serving as members of the Board. One position is reserved for adding a representative from the Willamette Valley, where we have established a market presence with three companies. The open position may be filled by Board of Director appointment to serve until the next annual shareholders meeting.

It is the intention of the persons named in the Proxy to vote FOR the election of the nominees identified above. If any nominee is not available for election, the Proxy will be voted by the individuals named in the Proxy for such substitute nominee as the Nominating Committee may designate. Management has no reason to believe any nominee will be unavailable to serve.

RECOMMENDATION OF THE BOARD OF DIRECTORS
Directors are elected by a plurality of the votes cast. Shareholders are not entitled to accumulate votes for Directors. Rather, each shareholder may cast votes equal to the number of shares held for each of the three open positions. The Board of Directors recommends a vote FOR the election of all nominees above.

INFORMATION REGARDING DIRECTORS AND NOMINEES
The following table shows as to each nominee for Director and for those Directors whose terms have not yet expired, the identified information as of February 11, 2000:

                                                   Year Elected
                                                        or
                                                   Appointed as   Year Term
Name                 Age          Position           Director      Expires
----                 ---          --------           --------      -------
Charles D. Brummel    60        Chairman/CEO           1974          2002
William A. Lansing    53   Vice Chairman/Director      1991          2001
Kenneth C. Messerle   59          Director             1992          2002
Glenn A. Thomas       58          Director             1995          2001
Ronald L. LaFranchi   47          Director             1997          2000
Gary L. Waggonner     58          Director             1999          2000
Robert L. Fullhart    68          Director             1997          2000

Information concerning the share ownership of directors can be found below under "PRINCIPAL SHAREHOLDERS."

EXPERIENCE OF DIRECTORS
The business experience of each of the directors and executive officers for at least the past five years has been as follows:

     CHARLES D. BRUMMEL currently serves as Chairman of the Board, and serves as Director and Chief Executive Officer of the Company. He was a director of the Board of the Oregon Bankers Association from 1977 to 1989 and served as its president in 1986/1987. He is Chairman of the Board of Directors of BancSource, Inc., an OBA for-profit subsidiary. He also served as a director of the American Bankers Association from 1986 to 1989 and currently serves as a member of the Board of Directors of each of the six subsidiary banks of the Company. Mr. Brummel is also President-elect of the Western Independent Bankers Association.

     WILLIAM A. LANSING is President of Menasha Corporation Forest Products Group, in North Bend, Oregon, where he has been employed since 1970. Mr. Lansing sits on the board of several state-wide (Oregon and Washington) timber related associations and has been recognized for his efforts in community and state affairs by both local and regional organizations.

     KENNETH C. MESSERLE sold his share in the family business of Messerle & Sons, Inc., a cattle and timber corporation, in Coos County. In 1996, he was elected to the State Legislature for District 48, and re-elected in 1998. Mr. Messerle also serves on the Board of Directors of Lincoln Security Bank.

     RONALD L. LAFRANCHI is the owner of Ron's Oil Co., a chain of independently owned, name brand retail gasoline stations he started in 1976. He presently operates several stations located throughout Oregon, as well as a propane gas division which serves predominately retail customers.

     GLENN A. THOMAS is the owner of Thomas & Son Beverage, Inc., and its subsidiaries, Thomas & Son Trucking and Thomas & Son Transportation Systems, in Coos Bay, Oregon. He has been the Oregon Director for the Rocky Mountain Wholesalers Association, a director and officer of Oregon Beer & Wine Distributors Association, and a director of National Beer Wholesalers.

     GARY L. WAGGONNER has been a Director of Pacific State Bank since 1987, joining Security Bank Holding Company's Board in 1999. He currently serves as Chairman of the Board of Directors of Pacific State Bank, and is a rancher and timberland manager.

     ROBERT L. FULLHART has been a Director of Pacific State Bank since 1989, joining Security Bank Holding Company's Board in 1997 as a result of the acquisition of Pacific State Bank. He is the owner of Fullhart Insurance Agency, which has five offices in Oregon.

During the year ended December 31, 1999 the Board of Directors held 12 regularly scheduled meetings. All directors attended at least 75 percent of the board meetings and committee meetings during the year.

COMMITTEES
The Company's Board of Directors has established a Compensation Committee comprised of William A. Lansing (Chair), Glenn A. Thomas and Gary L. Waggonner. The Compensation Committee determines the salary of the Chief Executive Officer and the bonuses and stock option grants to the Chief Executive Officer and other executive officers of the Company.

The Board of Directors also has established a standing Audit Committee consisting of Kenneth C. Messerle (Chair), Ronald L. LaFranchi and Robert L.
Fullhart.   The  Audit Committee is responsible for overseeing regulatory compliance matters, and reviewing periodic examinations by state and federal regulators of the Company and the subsidiary banks, and other external/internal audits.

The Board of Directors appointed a Nominating Committee, consisting of Ronald L. LaFranchi (Chair), William A. Lansing, and Glenn A. Thomas, to recommend nominees for election of directors at the annual meeting of shareholders. Shareholders who wish to make recommendations to the Nominating Committee for directors to be nominated for election at the 2000 annual meeting of shareholders may do so in writing addressed to the Secretary of the Corporation at the address indicated above no later than November 5, 2000.

COMPENSATION
All Directors of the Company except Charles D. Brummel received $1,000 in compensation for each meeting of the Board of Directors attended in 1999. There is no separate compensation for participation in any of the Committees. Payment was made in the form of Company stock, purchased by the Company from existing stock on the market.

EXECUTIVE OFFICERS
Charles D. Brummel is Chief Executive Officer of the Company. Antoinette M. Poole is Executive Vice President and Chief Operating Officer of the Company. Ronald L. Farnsworth is Vice President and Chief Financial Officer of the Company. Naseer M. Nasim is Vice President and Chief Information Officer of the Company. Executive Officers serve at the discretion of the Board of Directors.

The following sets forth certain information about the executive officers of the Company, other than Chuck Brummel:

     ANTOINETTE M. POOLE, age 53 serves as the Company's Executive Vice
     President and Chief Operating Officer.   Prior to fulfilling the
     responsibilities of Chief Operating Officer of the Company, she was Executive Vice President and Loan Administrator of Security Bank, and has served in a number of other officer positions. She has been employed by the Company since 1976.

     RONALD L. FARNSWORTH, age 29, employed by the Company since 1996, is Vice President and Chief Financial Officer of the Company. Farnsworth was previously employed by KPMG Peat Marwick LLP in Portland, Oregon, from 1992 to 1996.

     NASEER M. NASIM, age 36, joined the Company in July 1999, and serves as the Company's Vice President and Chief Information Officer. Nasim has been involved with the financial industry since 1990. His experience also includes consultant services to fortune 500 companies, and CEO of AmeriNex, Inc., an internet service providing company in Santa Clara, California.

Information concerning share ownership of executive officers can be found later within this document under "PRINCIPAL SHAREHOLDERS."

EXECUTIVE COMPENSATION

The following table sets forth compensation earned for the years ended December 31, 1999, 1998 and 1997 by each executive officer of the Company receiving over $100,000 of total compensation during such year:

                               Annual Compensation                    Long term
                               -------------------                    ---------
                                                                  compensation awards
                                                                  -------------------

                                                                  Number
                                                                  of Securities
                                              Other               Underlying    All other
Name and Position  Year  Salary(1)   Bonus    Compensation (2)    Options       comp (3)
-----------------  ----  ---------   -----    ----------------    -------       --------

Charles D. Brummel 1999  $183,343    $ -      $22,822             72,450        $71,900
Chief Executive    1998  $166,675    $48,855  $25,692               --          $76,603
Officer            1997  $130,016    $68,684  $12,887               --          $68,943

(1) Includes amounts contributed by the named executive officer to the 401k plan.
(2) Consisting of Directors fees paid from the subsidiary banks of the Company, of which Mr. Brummel is a Director, and Company provided auto and spousal travel.
(3) Consists of accrued earnings related to the Key Executive Deferred Compensation Plan for the benefit of the named Executive Officer. See "Other Benefit Plans".

INCENTIVE CASH BONUS PLAN. The Board of Directors of the Company believes that an incentive bonus based on earnings motivates management to perform at the highest levels. Management performance has a direct impact on the short-range and long-range profitability and viability of the institution and an incentive bonus promotes the retention of qualified management. Directors also believe that compensation programs with incentive pay as a significant portion of compensation allow base salaries to remain relatively constant, even during highly profitable periods, thereby containing salary costs during less profitable periods. The management incentive bonus program is at the discretion of the Board. Specific performance levels and awards are developed by the Compensation Committee of the Board and approved annually by the Board of Directors. The size of the total incentive is determined by a formula based upon the earnings of the Company.

PHANTOM STOCK DEFERRED COMPENSATION PLAN. In 1996, the Company established a deferred compensation plan for a select group of key employees to provide for unfunded, non-qualified deferred compensation to assist in attracting and retaining such key employees and to encourage such employees to devote their best efforts to the business of the Company. An eligible employee is permitted to defer up to 20% of that employee's base salary and 100% of any cash bonus, and is required to defer not less than 2% of base salary and 20% of any cash bonus. Deferred compensation is credited to the participant's account in the form of Phantom Stock Units, the number of units being determined by dividing the amount of the compensation deferred by the base price established annually by the Board of Directors for that Plan Year's deferrals. The base price of each unit is the average closing price of the Company's common stock for the last ten trading days of the preceding calendar year. Distributions to a participating employee are made in cash only and are distributed over a period not to exceed 60 months after the earlier of the employee's death, disability, termination of employment, change of control of the Company or the attainment of the age specified in the Plan agreement between the employee and the Company. Upon distribution, the deferred compensation amount is valued by multiplying the cumulative number of Phantom Stock Units by the average of the bid and ask prices of Company common stock on the date of distribution. Currently, Mr. Brummel is the only participant in the plan.

SEVERANCE AGREEMENT. In addition to Mr. Brummel's regular compensation, the Company has agreed to pay him additional compensation should his employment with the Company be terminated under certain conditions. The severance agreement is effective only if Mr. Brummel's employment is involuntarily terminated in connection with the merger or sale of the Company, or if he elects to terminate his employment within one year of a merger or sale. In the event of such a termination, the Company has agreed to pay Mr. Brummel a sum equal to twelve times his monthly base salary in effect at the time of the merger or sale. The base salary includes monthly gross salary but does not include bonuses or other compensation, plus any deferred or unpaid portion of his annual bonus. If the severance agreement had been triggered as of December 31, 1999, Mr. Brummel would have been entitled to a payment of $183,343.

STOCK OPTION PLAN. The Company adopted a combined incentive and non-qualified stock option plan (the "Plan") effective May 1, 1995, and approved by the shareholders at the annual shareholders meeting on March 20, 1996. Pursuant to the Plan, options may be granted at the discretion of the Board of Directors or such committee as it may designate, to key employees, including employees who are directors of the Company.

The purpose of the plan is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain the services of people with training, experience and ability and to provide additional incentive to key employees and directors of the Company by giving them an opportunity to participate in the ownership of the Company.

The Plan reserves 289,800 shares of the Company's unissued common stock for possible grants to employees. The purchase price of shares issuable upon exercise of options is not less than 100% of the fair market value per optioned share at the time of the grant. Each option granted under the plan is exercisable for up to ten years following the date of grant. Options generally become exercisable as to 20% of the shares one year after the date of grant, with an additional 20% becoming exercisable each year thereafter.

As of December 31, 1999, options to purchase 200,025 shares, adjusted for stock dividends and splits, were outstanding under the Plan. There were 82,950 options granted to employees in 1999, no options exercised and 15,750 options terminated. The following table sets forth information regarding options held by named executive officers as of February 11, 2000:

                       Number      Percentage
                       of          of  Total     Exercise
Name                   Shares      Options       Price        Expiration Date
----                   ------      -------       -----        ---------------
Charles D. Brummel     144,900      72.4%        $6.95(1)     April 30, 2005 to
                                                              August 16, 2009
Antoinette M. Poole      2,625       1.3%        $8.33        December 30, 2008
Ronald L. Farnsworth     5,250       2.6%        $8.33        December 30, 2008
(1) Represents the weighted average exercise price of two separate option grants.

The following table sets forth information regarding option holdings for the year ended December 31, 1999, with respect to the Executive Officer named in the Executive Compensation summary table:

                  # of unexercised options    Value of unexercised in-the-money
                       at year end (1)              options at year end
                       ---------------              -------------------
Name               Exercisable  Unexercisable   Exercisable  Unexercisable
----               -----------  -------------   -----------  -------------
Charles D. Brummel   57,960        86,940         $34,776       $8,694

   (1)The named Executive Officer has yet to exercise any of the options granted to him. On December 31, 1999, the fair market value of the Company's common stock (the fair market value) was $6.00. For purposes of the previous table, stock options with an exercise price less than the fair market value are considered to have a value equal to the difference between the fair market value and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

OTHER BENEFIT PLANS. The Company sponsors a Key Executive Deferred Compensation Plan (the ESI Plan) which is a noncontributory defined benefit plan covering a select group of key management employees. The ESI Plan is an unfunded plan providing supplementary retirement benefits. Benefits under the ESI Plan are based on years of service, final average pay and covered compensation. At December 31, 1999, the ESI Plan covered eight participants, including four current employees, two former employees with vested rights to future benefits, and two retirees and beneficiaries receiving benefits. In 1999, the Board of Directors voted to include Directors fees paid to Mr. Brummel in the average pay formula for his retirement benefits.

COMPENSATION COMMITTEE REPORT
The intention of the Compensation Committee Report is to describe in general terms the process the Committee undertakes and the matters it considers in determining the appropriate compensation for the Company's executive officers, including the executive officers who are named in the enclosed Summary Compensation Table (the "Named Executives"). The Company, acting through the Committee, believes that the Compensation of its Named Executives and other key personnel should reflect and support the goals and strategies that the Company has established.

COMPENSATION PHILOSOPHY. The Compensation Committee has two principal objectives in determining executive compensation (1) to attract, reward and retain key executive officers and (2) to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing stockholders value.

ELEMENTS OF EXECUTIVE COMPENSATION. The elements of the Company's compensation of executive officers are: (1) annual cash compensation in the form of base salary and incentive bonuses, (2) long-term incentive compensation in the form of stock options granted under the Company's 1995 Incentive Stock Option Plan; and (3) other compensation and employee benefits generally available to all employees of the Company. The Committee believes that the Company's goals are best supported by attracting and retaining well-qualified executive officers and other personnel through competitive compensation arrangements, with emphasis on rewards for outstanding contributions to the Company's success, with a special emphasis on aligning the interests of executive officers and other personnel with those of the Company's shareholders.

STOCK PERFORMANCE GRAPH
The following chart compares the yearly percentage change in the cumulative shareholder return on the Company's Common Stock during the period beginning September 13, 1996, when the Company first issued its shares publicly, and ending December 31, 1999, with (i) the Total Return Index for the NASDAQ Stock Market (U.S. Companies) as reported by the Center for Research in Securities Prices and (ii) the Total Return Index for NASDAQ Bank Stocks as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on September 13, 1996, in the Company's Common Stock and the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect.

[OBJECT OMITTED]

                         12/31/96   12/31/97  12/31/98   12/31/99
                         ----------------------------------------
          SBHC           $103.03    $151.66   $112.36     $86.79
          Nasdaq         $108.61    $132.11   $184.47    $342.35
          Nasdaq Banks   $112.50    $184.04   $162.37    $149.42




COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS
Section 16 of the Securities Exchange Act of 1934, as amended, ("Section 16") requires that all executive officers and directors of the Company and all persons who beneficially own more than 10 percent of the Company's Common Stock file an initial report of their ownership of the Company's securities on Form 3 and report changes in their ownership of the Company's securities on Form 4 or Form 5. These filings must be made with the Securities and Exchange Commission and the National Association of Securities Dealers with a copy sent to the Company.

Based solely upon the Company's review of the copies of the filings which it received with respect to the fiscal year ended December 31, 1999, the Company believes that all reporting persons made all filings required by Section 16 on a timely basis.

RELATED TRANSACTIONS WITH DIRECTORS AND OFFICERS
Some of the directors and officers of the Company, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Company, including borrowings and investments in time deposits. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1999, the aggregate outstanding amount of all loans to officers and directors was approximately $10,302,000, which represented approximately 35.9% of the Company's consolidated shareholders' equity at that date. In addition, the Company had deposits from Directors and Officers totaling $4,342,000 as of December 31, 1999.

No director or principal officer of the Company has a direct family relationship with another director or executive officer of the Company.

SECURITIES OWNERSHIP OF DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS
The following table sets forth as of February 11, 2000, the shares of common stock beneficially owned by all of the directors, nominees for election as directors, and executive officers of the Company. As of that date there were 4,681,122 shares of the Company's common stock issued and outstanding. All shares are held directly unless otherwise indicated.

                                                 Number of       Percent of
            Name(1)                               Shares            Class
            -------                               ------            -----
Charles D. Brummel (Director/Officer)(2)          123,427 (2)       2.64%
William A. Lansing (Director)(3)                   21,823 (3)           *
Kenneth C. Messerle (Director)(4)                   8,407 (4)           *
Glenn A. Thomas (Director)(5)                      10,601 (5)           *
Ronald L. LaFranchi (Director)(6)                 804,454 (6)      17.18%
Gary L. Waggonner (Director)(7)                     7,460 (7)           *
Robert L. Fullhart (Director)(8)                    9,637 (8)           *
Antoinette M. Poole (Officer)(9)                   33,230 (9)           *
Ronald L. Farnsworth (Officer)(10)                  4,596 (10)          *
Naseer M. Nasim (Officer)                            --                 *
All Directors and Executive Officers
 as a Group (10 persons)                        1,018,841(2-10)    21.76%
                                                =========          ======

*  Less than 1.0%

(1) The business address of all directors and officers is 170 S. Second St., Coos Bay, Oregon 97420.
(2) Charles D. Brummel's holdings include 3,176 shares held jointly with his spouse in his spouse's trust and 65,291 shares in the ESOP (1,225 of which are allocated to Mr. Brummel's spouse). This amount excludes the 1999 ESOP allocation as amount of shares allocated in 1999 is not yet known. Also includes 57,960 shares covered by stock options exercisable in 60 days.
(3)  William A. Lansing  holds 21,823 shares jointly with his spouse.
(4) Kenneth C. Messerle's holdings include 8,327 shares held jointly with his spouse and 80 shares held jointly with his grandchildren.
(5) Glenn A. Thomas holds 10,339 shares jointly with his spouse and 262 shares held jointly with his grandchildren.
(6) Includes 13,141 shares held in a custodial capacity for the benefit of minor children.
(7)  Gary L. Waggonner holds 6,070 shares jointly with his spouse.
(8)  Robert L. Fullhart holds 9,637 shares jointly with his spouse.
(9) Antoinette M. Poole includes 250 shares held directly and 27,661 shares in the ESOP. This amount excludes the 1999 ESOP allocation as amount of shares allocated in 1999 is not yet known. Also includes 525 shares covered by stock options exercisable in 60 days.
(10) Ronald L. Farnsworth holds 3,546 shares in the ESOP (1,070 of which are allocated to Mr. Farnsworth's spouse). This amount excludes the 1999 ESOP allocation as amount of shares allocated in 1999 is not yet known. Also includes 1,050 shares covered by stock options exercisable in 60 days.

As of February 11, 2000, the only other person than those named above known to own more than 5% of the Company's Common Stock is the ESOP, which owned 942,593 shares, or 20.14% of the total shares outstanding. Trustees of the ESOP are appointed by the Board of Directors and currently consists of Jim Donnelly, Partner of Moss Adams, North Bend, Oregon, Tim Salisbury, Chief Financial Officer of Bay Area Hospital, and Marcia Hart, Vice President and Director of Human Resources for the Company.

Agenda Item 3.    Other Matters
                  -------------

The Board of Directors is not aware of any matters to be presented for action at the Meeting other than those set forth in the Notice of Annual Meeting. However, if any other matters properly come before the Meeting or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

VOTING AT THE MEETING
---------------------
Each copy of this Proxy Statement sent to the Company's shareholders is accompanied by a proxy solicited by the Board of Directors of the Company for use at the 2000 Annual Meeting of Shareholders and any adjournments thereof. Only holders of record of Company common stock at the close of business on February 11, 2000 are entitled to notice of, and to vote at, the Meeting. At the Meeting, the Company's shareholders will vote on the name change of the Company, the election of Directors and on such other matters as may properly come before the Meeting. Shares represented by properly executed proxies will be voted at the Meeting in accordance with the instructions on the proxy. If no instructions are given, the shares represented thereby will be voted in favor of the name change and in favor of persons nominated by the Board of Directors to serve as Directors, and in the discretion of the proxy holders on such other matters that may be considered at the Meeting.

A proxy may be revoked prior to its exercise at the Meeting by presentation of a proxy bearing a later date, by filing an instrument of revocation (personally or by mail) with the Secretary of the Company prior to the meeting, or by oral request if the shareholder is present at the meeting. Attendance at the meeting will not, of itself, revoke a proxy.

SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE COMPANY'S MEETING.

The authorized capital stock of the Company consists of ten million (10,000,000) shares of Common Stock and five million (5,000,000) shares of Voting Preferred Stock, and five million (5,000,000) shares of Non-voting Preferred Stock. As of February 11, 2000, the Record Date, there were 4,681,122 shares of Common Stock issued and outstanding and entitled to vote at the Meeting. As of the Record Date, there were no shares of Preferred Stock outstanding.

A majority of the outstanding shares of Common Stock must be represented at the Meeting, in person or by proxy, to constitute a quorum for the transaction of business. An abstention from a given matter will not affect the presence of the shares as to determination of a quorum, nor will it affect the name change or election of Directors. Directors are elected by a plurality of the votes; Directors receiving the most votes will be elected. Each such share is entitled to one vote. Shareholders do not have the right to accumulate votes for directors. As of the Record Date, there were 700 shareholders of record, not including those holding shares in "street name". As of the Record Date, officers, directors, and principal shareholders of the Company, together with their affiliates, had beneficial ownership of 959,306 shares (excluding shares covered under option that are exercisable within 60 days), of which all are entitled to vote. The shares held by officers, directors and principal shareholders, which are entitled to be voted at the Meeting constitute 20.49% of the total shares outstanding and entitled to be voted at the Meeting.

INDEPENDENT AUDITORS
--------------------
The Board of Directors designated KPMG Peat Marwick LLP, independent certified public accountants, as auditors for the Company for the year ended December 31, 1999. The audit services performed by such firm during 1999 included an examination of annual financial statements and audit related accounting matters. It is expected that KPMG Peat Marwick LLP will continue to serve as the Company's independent public accountants for 2000. It is anticipated that representatives of KPMG Peat Marwick LLP will not be present at the Meeting.

ANNUAL REPORTS AND FINANCIAL STATEMENTS
---------------------------------------
A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1999 accompanies this Proxy Statement. Additional copies of the Company's Annual Report to shareholders may be obtained by written request to the Secretary of the Company at the address indicated at the beginning of this document. Such Annual Report is not part of the proxy solicitation materials. The Company, upon written request to the Secretary of the Company by any person whose proxy is being solicited, will provide at no charge a copy of the Company's 1999 annual report on Form 10-K, without exhibits, filed with the Securities and Exchange Commission.

SHAREHOLDER PROPOSALS
---------------------
Any shareholder who wishes to submit a proposal for consideration at the Company's next annual meeting must be the beneficial owner of at least $1,000 in market value of common stock, and have held the stock for at least one year, and must submit the proposal no later than November 5, 2000. A shareholder submitting a proposal for consideration must provide the Company with his or her name, address and the number of shares held of record or beneficially, the dates upon which such shares were acquired and documentary evidence of such ownership. The shareholder, or a representative of the shareholder, must present the proposal for action at the meeting. At the shareholder's request, the Company will include with the proposal in the proxy statement mailed to shareholders in connection with the meeting, a statement of the shareholder in support of the proposal, which together with the proposal does not exceed 500 words. The Proxy Statement shall include the name, address and number of shares held of record or beneficially by the shareholder making the proposal. The Company may, under certain circumstances, omit from the proxy statement proposals and supporting statements.

DATED:      February 25, 2000
                                    By order of the Board of Directors,


                                    /S/ Chuck Brummel

                                    Chuck Brummel
                                    Chairman of the Board
                                    Chief Executive Officer

NOTE: Your vote is important. Please send in your Proxy immediately, using the enclosed postage paid envelope.

                                 REVOCABLE PROXY
                          SECURITY BANK HOLDING COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS
                                  April 18,2000

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Linda Goodwin and Rene Collins and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares of common stock of Security Bank Holding Company (the "Company") at the Annual Meeting to be held on April 18, 2000, and any adjournments thereof, with all powers the undersigned would possess if personally present, with respect to the following:

1.    Name Change.               [ ] FOR the name change       [ ] AGAINST the
                                     to Independent Financial      name change.
                                     Network.

2.    Election of directors.     [ ] FOR all nominees          [ ] WITHHOLD
                                     listed below (except          AUTHORITY
                                     as marked to the              to vote
                                     contrary below)               for all
                                                                   nominees
                                                                   listed below.

INSTRUCTION: To withhold authority to vote for any individual, strike a line through the nominee's name below.
                       Nominees for three-year terms to expire 2003:
                       ---------------------------------------------
              Ronald L. LaFranchi *** Gary L. Waggonner *** Robert L. Fullhart

3. Other Matters. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NAME CHANGE AND FOR THE ELECTION OF ALL NOMINEES. Proxies may vote in their discretion as to other matters which may come before the meeting.

Number of Shares Held:______________      ______________________________________

Dated:                        , 2000
            ------------------            ______________________________________

                                          Please  date and sign  exactly as your
                                          name appears on your stock
                                          certificate(s) (which  should  be the
                                          same as the name on the address  label
                                          on the  envelope in which this proxy
                                          was sent to you), including
                                          designation as executor, trustee,
                                          etc., if applicable.  A corporation
                                          must sign its name by the president or
                                          other authorized officer.  All
                                          co-owners must sign.